UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 22, 2011

SPECTRUM BRANDS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34757 (Commission File No.)	27-2166630 (IRS Employer Identification No.)

601 Rayovac Drive

Madison, Wisconsin 53711

(Address of principal executive offices)

(608) 275-3340

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 22, 2011, Spectrum Brands Holdings, Inc.’s (“Spectrum’s”) United Pet Group, Inc. subsidiary (“UPG”) completed the acquisition of FURminator, Inc., the leading worldwide provider of branded and patented deshedding products to the pet industry. On the same date, FURminator was merged into UPG.

UPG acquired FURminator for $140 million in cash, less the amount of FURminator’s outstanding indebtedness and specified transaction expenses, and subject to a working capital adjustment based upon a target amount. Approximately $10 million of the consideration will be placed into escrow for 18 months for possible future indemnification claims.

The foregoing description of the acquisition is not complete and is qualified in its entirety by reference to the full text of the Agreement and Plan of Merger, which is filed as Exhibit 2.1 to Spectrum’s Current Report on Form 8-K, filed on December 6, 2011, and is incorporated herein by reference.

Item 8.01. Other Events.

On December 22, 2011, Spectrum issued a press release announcing the completion of the acquisition, a copy of which press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

If required, financial statements pursuant to Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

If required, pro forma financial information pursuant to Item 9.01(b) of Form 8-K will be furnished by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

SPECTRUM BRANDS HOLDINGS, INC.

By:	/s/ Nathan E. Fagre
Name:	Nathan E. Fagre
Title:	Secretary and General Counsel

Dated: December 22, 2011